Exhibit 10.1

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT is dated April 1, 2019 (the “Agreement”) by and between BROWNIE’S MARINE GROUP, INC., a Florida corporation (the “Company”), and CHARLES F. HYATT, an individual (the “Director”).

WHEREAS, the Company appointed the Director effective as of the date hereof and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Company shall cause the Director to be appointed, and the Director hereby agrees to serve the Company in such position upon the terms and conditions hereinafter set forth, provided, however, that the Director’s continued service on the Board of Directors of the Company (the “Board”) after the initial one-year term on the Board shall be subject to any necessary approval by the Company’s stockholders.

2. Duties.

(a) During the Directorship Term (as defined herein), the Director make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

(b) The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity and that his responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities, subject to any limitations set forth by the Sarbanes-Oxley Act of 2002 and limitations provided by any exchange or quotation service on which the Company’s common stock is listed or traded. Notwithstanding the same, the Director will provide the Company with prior written notice of any future commitments to such entities and use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a Director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit his activities on behalf of (i) any current employer and its affiliates or (ii) the board of directors of any entities on which he currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Compensation.

(a) Independent Contractor. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

(b) Fee. During the Directorship Term the Director shall receive an annual fee of $6,000, payable on a quarterly basis at the rate of $1,500 per quarter.

(c) Expense Reimbursements. During the Directorship Term, the Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director) must be approved in advance by the Company.

4. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the date hereof and terminating on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur:

(a) the death of the Director;

(b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director;

(c) the removal of the Director from the Board by the majority stockholders of the Company; and

(d) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

6. Director Covenants.

(a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

(b) Non-Solicitation. During the Directorship Term and for a period of two (2) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

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(c) Insider Trading Guidelines. Director agrees to execute the Company’s Insider Trading Guidelines in the form attached hereto.

(d) Remedies. The Director agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 6.

(e) The provisions of this Section 6 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

7. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board to the fullest extent permitted under applicable law and shall use its best efforts to maintain Directors and Officers Insurance benefitting the Board.

8. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

9. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Company:

Brownie’s Marine Group, Inc.

3001 NW 25th Ave.

Pompano Beach, Florida 33306

Attn: President

If to the Director :

The address set forth on the signature page below.

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 9.

10. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

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11. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

12. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any court in Broward County, Florida and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

14. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

15. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

16. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

BROWNIE’S MARINE GROUP, INC.

By:
Name:	Robert Carmichael
Title:	Chief Executive Officer

DIRECTOR

Charles F. Hyatt
Address:

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Memorandum

TO:	All Directors, Officers, Employees, Consultants and 10% Owners

FROM:	Brownie’s Marine Group, Inc.

RE:	Insider Trading Guidelines

I.	General

Our attorneys have advised us that the Insider Trading and Securities Fraud Enforcement Act of 1988 (the “Act”) requires BROWNIE’S MARINE GROUP, INC. (the “Company”) to adopt certain procedures in order to prevent its directors, officers, employees, consultants and other insiders including 10% owners (any, an “Insider”) from trading in the Company’s securities based on material non-public information (“Insider Trading”).

Engaging in securities transactions on the basis of material non-public information (“Insider Trading”) or the communication of such information to others who use it in securities trading (“Tipping”) violates the federal securities laws. Such violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the Securities and Exchange Commission (“SEC”), criminal and civil prosecution and disgorgement of any profits realized or losses avoided through use of the non-public information and penalties three times the profits or losses avoided. Additionally, the SEC routinely obtains court orders barring a person from being an officer and director of a public company. The Sarbanes-Oxley Act of 2002 (“Sarbanes”) increased the maximum criminal fine for individuals from $1 million to $5 million and the maximum jail sentence from 10 to 20 years. Furthermore, Sarbanes increased the maximum fine on the public companies from $2.5 million to $25 million. Further, Insider Trading violations expose the Company, its management and other personnel acting in supervisory capacities to potential civil liabilities and penalties for the actions of employees under their control who engage in Insider Trading violations.

This Memorandum constitutes the Company’s implementation of the requirements of the Act and sets forth the policies and procedures to assure that material non-public information will not be used by Insiders in securities transactions and that the confidentiality of such information will be maintained. These policies and procedures also apply to securities transactions by individuals who reside in the same household with Insiders. Strict compliance with these policies and procedures is expected of all Insiders, including members of their households, and any infringement thereof may result in sanctions, up to and include termination of office or employments.

II.	The Statement of Policy

A.	General

All Insiders are expected to maintain the confidentiality of non-public information. Disclosure of such information to persons outside the Company, whether or not in the form of a recommendation to purchase or sell the securities of the Company, is prohibited. If anyone becomes aware of a leak of material information, whether inadvertent or otherwise, this should immediately be reported to our Chief Financial Officer.

As a general policy, the Company and all Insiders shall follow all laws, rules and regulations, including those relating to Insider Trading. This includes SEC Regulation FD (for fair disclosure). Regulation FD embodies the policy that selective disclosure of material nonpublic information is illegal. Although there are certain limitations, Insiders are to assume these limitations do not apply. When there is any doubt, the Company’s Chief Financial officer or securities counsel must be consulted. Additionally, an SEC rule provides that a person who trades in a security on the basis of material non-public information violates the law if that person (1) obtains or uses the information in a breach of a fiduciary or other duty, and (2) knows or is reckless in not knowing that the information has been provided in breach of a duty.1

1 There is also a specific SEC rule, which broadens the application of this policy to tender offers. As a practical matter, if an Insider hears of any information relating to a potential tender offer, the Insider may not trade in the securities involved or divulge the information to anyone who might trade on it. The Insider is required to immediately contact the chief financial officer of the Company’s securities counsel.

Insider Trading

B.	Prohibited Activities

●	No Insider can purchase or sell the Company’s securities without complying with the guidelines described in this Memorandum first obtaining preclearance, as described below. The policy applies to anyone in the Company at any level and may even apply to persons not employed by the Company if they have access, by any means (including but not limited to tips from others) to material non-public information about the Company.

●	While this Policy seems rather simple, like most other legal matters, its application is more complex. Not only is it illegal to engage in Insider Trading or convey such information to others in breach of a duty, it is generally illegal to tip such information to others who may trade in the securities involved or to recommend the purchase or sale of securities to others while you are in possession of such information. While there are exceptions to this general rule, it is the policy of the Company that no person should trade while in possession of material non-public information or tip such information to others without first receiving authorization as provided below. This policy applies to your personal transactions and those indirectly through a spouse, friend, corporation or other entity. This applies to the securities of the Company and of other corporations. Thus, if in the course of the Company’s business, you learn of material non-public information concerning another corporation (such as a customer or supplier) you should abstain from trading in that corporation’s securities.

●	Although the Act and other legal prohibitions against Insider Trading only apply to material information, what is “material” is often difficult to evaluate and is always judged in hindsight. Generally, material information is information an investor would consider important in determining whether to buy or sell a security. It may involve the Company’s earnings or losses, addition or loss of a member of management, significant new contract or termination of such a contract, mergers and acquisitions, stock splits, adoption or changes of a dividend policy, earnings information, progress or research and development, etc. Some additional examples are listed in Section III D below. Confirmation of this or any other material information by anyone affiliated with the Company will be considered material non-public information and can expose the Company and the employees to liability.

●	Because of the difficulty in determining materiality, you must discuss the matter with our Chief Financial Officer or our securities counsel prior to a purchase or sale of the Company’s securities.[2]

●	No Insider may buy or sell Company securities during any of the four “Blackout Periods” that occur each fiscal year. For information on Blackout Periods, see Section III A below. This provision shall not be waivable and no preclearance shall be available during those periods.

The term “inside” refers to non-public information. The key fact to remember is that merely because a stockbroker or friend also has knowledge of the information does not make it public. One common misconception is that material information loses its “non-public” status as soon as a press release is issued. Information is generally non-public until (i) it is filed with the SEC or a press release is issued, and (ii) the public has had a period of time (as much as 24 hours) to fully absorb the information.

2 If the non-public information relates to the securities of another corporation, prior clearance should also be obtained.

Insider Trading

The Restrictions

●	All Insiders of the Company are expected to maintain the confidentiality of non-public information, unless the information is disclosed as part of the ordinary business of the Company. Disclosure of such information to persons outside the Company, whether or not in the form of a recommendation to purchase or sell the securities of the Company, is prohibited. You should not discuss confidential information within the hearing range of outsiders, including friends and relatives. It is particularly important to exercise care and refrain from discussing nonpublic information in public places such as elevators, trains, taxis, airplanes, lavatories, restaurants or other places where the discussions might be overheard.

●	In addition, it is our policy that without first receiving written permission from our Chief Financial Officer, no one will be permitted to purchase or sell the Company’s securities, while Insiders possess material non-public information concerning the Company.

As a corollary to this policy, no Insider who purchases Company securities in the open market may sell any Company securities of the same class during the six months following the purchase.

●	No Insider may engage in short sales of the Company’s securities. In addition, Section 16(c) of the Securities Exchange Act of 1934 prohibits officers and directors from engaging in short sales.

●	No Insider may enter into a hedging transaction involving Company securities without first obtaining preclearance of the proposed transaction. Any request for preclearance of a hedging or similar arrangement must be submitted at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

●	No Insider who will be required to file notices, including Form 144 with the SEC either before or after their sales, may hold Company securities in a margin account or pledge Company securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for preclearance at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

●	No former Insider in possession of material non-public information at the time their status as an Insider terminates may trade in Company securities until that information has become public or is no longer material.

C.	Stock Options/Warrants

This Memorandum shall also apply to (i) the exercise of stock options or warrants (ii) any sale of stock as part of a broker-assisted cashless exercise of options or warrants, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option or warrant and (iii) any sale of common stock received upon exercise of options or warrants.

Insider Trading

D.	Rule 10b5-1 Plans

SEC Rule 10b5-1 generally exempts trading by a third party without guidance from the Insider, such as a discretionary account. The restrictions outlined above shall not prohibit transfers of Company securities made pursuant to a written contract, letter of instruction or plan that (a) complies with the requirements of Rule 10b5-1 (a “Plan”) and (b) complies with all of the following:

●	Review and Approve the Proposed Arrangement in Advance. The company will require all Plans to be in writing and submitted to the Company for approval prior to any transactions under the Plan. This will allow the Company to ensure that each Plan is in compliance with the requirements of Rule 10b5-1 and Company policies with regard to pooling and lock-up agreements, among other items, allowing the individual to conduct transactions under the Plan without preclearance by the Company. Because of recent concerns arising from possible abuses of Rule 10b5-1 Plans, the Company may require evidence that the party exercising trading authority has no personal or substantial business relationship with the Insider.

●	Add Additional Safeguards. It is essential that the Company ensure that the Insider does not have possession of material non-public information at the time the Plan is adopted. Thus, there may be limited times when a senior executive can establish a Plan. If there is material non-public information, the Plan cannot be implemented. In addition, if the Plan is going to be modified or terminated, notice must immediately be given to the Company and all transactions effected pursuant to the Plan must cease. Any change to an approved Plan will necessitate submission of the revised Plan to the Company for review and approval before transactions may resume.

●	Preclearance Form. To implement our policy, the preclearance form attached to this Memorandum must be executed prior to any trades in our securities.

●	Consider a Public Announcement. On a case-by-case basis, the Company will consider whether a public announcement in connection with each Plan under Rule 10b5-1 is appropriate.

●	These steps are taken to preserve the confidentiality of information within the Company. Each individual who has access to material information must exercise the utmost caution. If anyone becomes aware of a leak of material information, whether inadvertent or otherwise, this should immediately be reported to the Chief Financial Officer.

●	Establish Procedures with Third Parties. In order to ensure that a Plan complies with Rule 10b5-1 in all respects, the Company will set up procedures with the parties handling the transactions under the Plan, including reminding them of the need to file Form 144s.

All of these measures are necessary to avoid violations under the securities laws. In addition, new and ongoing releases and interpretations will guide the Company as to how to apply this Rule to various transactions and improve this process in the future.

III.	Definitions

A.	Blackout Periods

The four Blackout Periods begin 10 days prior to the end of the last day of each fiscal quarter and end after the first full business day following the Company’s issuance of its quarterly (or annual) earnings release or the filing of the Company’s financial statements with the SEC if no earnings release is issued. For example, if the quarter ends on September 30, the window closes at the end of trading on September 20. If the Company then announces its earnings after the market close on November 1, the trading window would open at the beginning of trading on November 3.

B.	Hedging Transactions

A hedging transaction is a transaction designed to minimize exposure to an unwanted business risk. Certain forms, such as zero-cost dollars and forward sale contracts, allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities, but without the full risk and rewards of ownership. When an Insider engages in this type of transaction, this Insider may no longer have the same objectives as the Company’s other shareholders.

Insider Trading

C.	Insiders

“Insiders” are the parties within the definition in the first paragraph of page 1, but the following persons may also be subject to the restrictions contained in this Memorandum (i) members of any subsidiary’s Board of Directors; (ii) the Company’s independent contractors and other persons associated with the Company and its subsidiaries who receive or have access to the Company’s material non-public information; and (iii) household and family members of those listed in (i) and (ii).

D.	Material Information

Material information is information an investor would deem important in making a decision to buy or sell securities. Both positive and negative information can be considered to be material. While it is not possible to define all categories of material information, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include:

●	Financial results

●	Projections of future earnings or losses or other earnings guidance

●	News of a pending of proposed merger or an acquisition or disposition of significant assets

●	Impending bankruptcy or financial liquidity problems

●	Gain or loss of a substantial customer or supplier

●	Changes in dividend policy

●	New product announcements of a significant nature

●	Significant pricing changes

●	Stock splits

●	New equity or debt offerings

●	Significant litigation exposure due to actual or threatened litigation

●	Major changes in management

●	Other important changes in the Company’s business

●	New major contracts, orders, customers or financing, or the loss of any of these.

Because of the difficulty in determining materiality, this matter must be discussed with the Chief Financial Officer and securities counsel prior to the purchase or sale of the Company’s securities, including its common stock and exercise of options and warrants.

E.	Non-Public Information

Non-public information is information that has not been disclosed to the general public and is not available to the general public. Non-public information will generally be deemed to be public when (i) it is filed with the SEC or a press release is issued and the public has had a period of time (as much as 24 hours) to fully absorb the information.

Insider Trading

F.	Preclearance

Preclearance is required only for the Company’s officers, directors, 10% holders and others who are uniquely situated to know of material financial or other information and are given notice in writing from an officer that he or she is subject to preclearance. Of course, family members of any of these people require preclearance.

Preclearance is the process of getting prior written approval from the Company’s Chief Financial officer and securities counsel. A request for preclearance must be submitted to the Chief Financial officer of the company on the form attached to this memorandum as Exhibit A at least two days in advance of the proposed transactions.

G.	Securities

Securities include common stock, preferred stock, options to purchase common stock, warrants, notes and other derivative securities.

H.	Short Sales

Short sales are the sale of securities which the seller does not own. The seller is speculating that the price will fall, in the hope of later purchasing the same number of securities at a lower price, thereby making a profit. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. An Insider who bets against the Company sends an alarming signal to.his or her broker.

The Company is indebted to all insiders who have helped to make the Company successful and is appreciative of all efforts on its behalf. To protect the Company and its shareholders, it is necessary to implement the foregoing policy. The Company appreciated your continued cooperation and support in this effort.

Each of you should sign one copy of this Memorandum and return it to the Company acknowledging that you have read and understand it. If anyone has any questions or wants to have an office conference concerning the issues raised by this Memorandum, please contact the Chief Financial Officer.

Insider Trading

I acknowledge that I have read and understand this Memorandum and agree to abide by the Company’s policy on stock trading.

Date: ________________, 201__
Signature

Print Name

Exhibit A

REQUEST FOR PRECLEARANCE OF

PURCHASE OR SALE OF SECURITIES

Name:	Date:

Proposed Transaction:	[ ]	Purchase of Stock
	[ ]	Sale of Stock
	[ ]	Exercise of Options	[ ]	Incentive Stock Options
			[ ]	Non-Qualified Options
	[ ]	Exercise of Warrants
Date of Grant of Options, Warrants or Other Securities:

[ ]	Other [Please explain]

No. of Shares/Options:

Date of Proposed Transaction:

1.	Have you made purchase(s) of _________________ (the “Company”) stock within the last six months?

[ ]	Yes	[ ]	No

If so, please complete:

Date(s) of Purchase(s):	No. of Shares:
No. of Shares:
No. of Shares:

2.	Have you made sales of the Company’s stock within the last six months?

[ ]	Yes	[ ]	No

If so, please complete:

Date(s) of Sales(s):	No. of Shares:
No. of Shares:
No. of Shares:

3.	Have you made any exercises of conversions of the Company’s options/warrants or other securities of the Company within the last six months?

[ ]	Yes	[ ]	No

If so, please complete:

Date(s) of Exercise(s):	No. of Shares:
No. of Shares:
No. of Shares:

4.	Have you received grants of the Company’s options/warrants or other securities of the Company within the last six months?

[ ]	Yes	[ ]	No

If so, please complete:

Date(s) of Grants(s):	No. of Shares:
No. of Shares:
No. of Shares:

Request Approved:	[ ]	Yes	[ ]	No

If Denied, Reason:

Date:

, Chief Financial Officer